                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Silicon Valley Bancshares:

We consent to the use of our report on the consolidated financial statements of Silicon Valley Bancshares and subsidiaries as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, incorporated herein by reference.


/s/ KPMG Peat Marwick LLP

Mountain View, California
December 8, 1998